Exhibit 5.1

November 4, 2026

L.B. Foster Company

415 Holiday Drive, Suite 100

Pittsburgh, PA 15220

RE:	L.B. Foster Company – Registration Statement on Form S-3 Filed on November 4, 2026

Ladies and Gentlemen:

We have acted as counsel to L.B. Foster Company, a Pennsylvania corporation (the “Company”), in connection with its filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale, from time to time, of Securities (as defined below) of the Company of up to a total dollar amount of $180,000,000 as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), which Securities may include:

(i)	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

(ii)	shares of one or more series of preferred stock of the Company (the “Preferred Stock”);

(iii)	one or more series of the Company’s debt securities (the “Debt Securities”);

(iv)	warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”);

(v)	subscription rights to purchase Common Stock, Preferred Stock and/or Debt Securities (the “Subscription Rights”);

(vi)	units consisting of any combination of such foregoing securities described in (i) through (v) above (the “Units”); and/or

(vii)	any combination of the securities described in (i) - (vi).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights, and Units of the Company are referred to collectively herein as the “Securities.”

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable prospectuses, other than as expressly stated herein with respect to the issuance of the Securities.

Morgan, Lewis & Bockius LLP One Oxford Centre Thirty-Second Floor
Pittsburgh, PA 15219-6401	+1.412.560.3300
United States	+1.412.560.7001

L.B. Foster Company

November 4, 2026

In connection with this opinion letter, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Articles of Incorporation of the Company (the “Articles”), (ii) the Amended and Restated Bylaws of the Company (the “Bylaws”), (iii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and (iv) such other documents, records, and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile, or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purposes of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A.

the issuance, sale, number, or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established in accordance with the Articles, the Bylaws, and applicable Pennsylvania law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B.

at the time of issuance and sale of shares of Common Stock, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Common Stock, Warrants exercisable for Common Stock or Rights to purchase Common Stock) will be in an amount that is not less than the par value of the Common Stock;

C.

prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of the Commonwealth of Pennsylvania and at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Warrants exercisable for Preferred Stock or Rights to purchase Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock;

D.

each series of Debt Securities will be issued under a form of indenture and any necessary amendment or supplement thereto (collectively, the “Indenture”) between the Company and a financial institution to be identified therein as trustee (the “Trustee”), and the execution, delivery and performance of the Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

E.

to the extent that the obligations of the Company under the Indenture may depend upon such matters: (i) the Trustee will be (A) duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities contemplated by the Indenture; (ii) the Indenture will have been duly authorized, executed, and delivered by the Trustee and will constitute the legal, valid, and binding

L.B. Foster Company

November 4, 2026

obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms; (iii) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (iv) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture;

F.

any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject

G.

any Warrants offered under the Registration Statement and the related Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein

H.

to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations, and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

I.

any Units will be issued pursuant to purchase or similar agreements to be entered into by the Company and the parties thereto (each, a “Unit Agreement”) and the execution, delivery and performance of the applicable Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

J.

to the extent that the obligations of the Company under any Unit Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Unit Agreement; that such Unit Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Unit Agreement, with all applicable laws and regulations, and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement;

K.

any Units offered under the Registration Statement and the related purchase or similar agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein;

L.B. Foster Company

November 4, 2026

L.

any Rights will be issued pursuant to rights agreements (each such rights agreement, a “Rights Agreement”) to be entered into by the Company and a rights agent (each, a “Rights Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

M.

to the extent that the obligations of the Company under any Rights Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Rights Agreement; that such Rights Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Rights Agreement, with all applicable laws and regulations, and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement;

N.

any Rights offered under the Registration Statement and the related Rights Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein;

O.

the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

P.

a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act), and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

Q.	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

R.

a definitive purchase, underwriting, or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange, or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid, and nonassessable.

L.B. Foster Company

November 4, 2026

2. Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of such series of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange, or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture, the Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, and the Indenture will constitute a valid and binding obligation of the Company.

4. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on the availability of equitable relief, including specific performance.

5. When a Unit Agreement providing for the specific terms of a particular issuance of Unit has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the other parties named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly executed and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will be valid and binding obligations of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on the availability of equitable relief, including specific performance.

L.B. Foster Company

November 4, 2026

6. When a Rights Agreement providing for the specific terms of a particular issuance of Rights has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Rights Agent named in such Rights Agreement and such Rights, conforming to the requirements of such Rights Agreement, have been duly countersigned or authenticated, as required, by such Rights Agent and duly executed and delivered by the Company against payment for such Rights in accordance with the terms and provisions of such Rights Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Rights will be valid and binding obligations of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on the availability of equitable relief, including specific performance.

The opinions set forth above as to validity, binding effect or enforceability of any agreement or obligation of the Company may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Debt Securities in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The opinions expressed herein are limited to the laws of the State of New York and the Pennsylvania Business Corporation Law of 1988, as amended, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP